UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference here.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2019, Everspin Technologies, Inc. filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which amended Article V.A.3. of its Amended and Restated Certificate of Incorporation to read as follows:

“3. Removal of Directors. Subject to any limitations imposed by applicable law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.”

The amendment changed the voting standard by which the stockholders may, subject to any limitations imposed by applicable law, remove the Board of Directors or any individual director without cause, to be by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally at an election of directors (rather than by a vote of 66 2/3% as was previously the standard in the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation). The amendment did not change the voting standard for which the Board of Directors or any individual director could be removed for cause, which remains by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally at an election of directors. The amendment was approved by the Everspin stockholders at the 2019 Annual Meeting of Stockholders, as described below in Item 5.07.

Concurrent with the filing of the Certificate of Amendment, Section 20 of the Everspin Technologies, Inc. Bylaws was amended to be consistent with the amendment to the Amended and Restated Certificate of Incorporation described above, causing Section 20 of the Bylaws to read as follows:

“Section 20. Removal.

Subject to any limitations imposed by applicable law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.”

The Certificate of Amendment to the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto, and the Everspin Technologies, Inc. Bylaws, as amended and restated by amending Section 20 thereof, are filed as Exhibit 3.2 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2019, Everspin Technologies, Inc. held its 2019 Annual Meeting of Stockholders. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for, against or abstain for the ratification of the appointment of Ernst & Young as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (c) for, against or abstain for the approval of the proposed amendment to the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation. Broker non-votes are also reported. A more complete description of each matter is set forth in Everspin’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2019.

Proposal 1:

Each of the nine directors proposed by Everspin for re-election was elected by the following votes to serve until Everspin’s 2020 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Kevin Conley	12,170,949	16,368	3,324,911
Geoffrey R. Tate	10,640,045	1,547,272	3,324,911
Darin Billerbeck	12,152,023	35,294	3,324,911
Lawrence G. Finch	10,631,823	1,555,494	3,324,911
Ronald C. Foster	12,170,982	16,335	3,324,911
Michael B. Gustafson	10,600,688	1,586,629	3,324,911
Peter Hébert	10,631,817	1,555,500	3,324,911
Geoffrey Ribar	12,170,979	16,338	3,324,911
Stephen J. Socolof	10,599,395	1,587,922	3,324,911

Proposal 2:

The appointment of Ernst & Young LLP as Everspin’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
15,437,502	43,762	30,964	—

Proposal 3:

The amendment of the Everspin Technologies, Inc. Amended and Restated Certificate of Incorporation, as described in the proxy statement, was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
11,986,849	60,871	139,597	3,324,911

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.2	Everspin Technologies, Inc. Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: May 22, 2019	By:	/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer